UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MCLOUD TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550-510 Burrard Street, Vancouver, BC	BC V6C 3A8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260264

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of mCloud Technologies Corp. (the “Registrant”) to be registered hereunder is set forth under the section captioned “Description of Securities Being Distributed - Warrants” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-260264) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 15, 2021, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference. The description of the Registrant’s securities included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to General Instruction II.L of Form-10 of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MCLOUD TECHNOLOGIES CORP.

Date: February 14, 2022	By:	/s/ Russel H. McMeekin
Name: Russel H. McMeekin Title: Chief Executive Officer, President and Director